UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

Tomichi Creek Outfitters

(Exact name of registrant as specified in its charter)

Nevada	333-190727	46-3052781
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

68798 Highway 50, Sargents, Colorado 81248

(Address of principal executive office)

(719) 429-4042

(Registrant's telephone number, including area code)

_____________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[⁯  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 1, 2015, the below agreement with H.R.N Distribution, Inc. was terminated as the Company was unable to satisfactorily complete its due diligence on H.R.N Distribution, Inc.

On April 15, 2015, the registrant entered into a Share Exchange Agreement under which the registrant acquired 80% of the outstanding membership interests of H.R.N Distribution Inc." a limited liability company in exchange for 2,000,000 shares of common stock. H.R.N Distribution Inc., is Province of Quebec Canada limited liability company.

H.R.N Distribution Inc. is an import and distribution company that aims primarily to distribute mass quality products exclusively The Company is in the transportation (distribution) and warehousing market. Ocean freight transportation is the first step to import our product in North America. Thereafter, warehousing and trucking is needed to complete their service. Thereafter, it distributes the products here mainly in the United States. Affected customers are smoke shops, head shops, distributors, wholesalers, counter-culture and major c-store chains, small chains and independent retailers of all types and online retailers. HRN is aiming at creating nationwide distribution sales forces in the USA with products that fit the industry.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers

On May 5, 2015, Amber Wick resigned from all officer and director positions with the company and the board of directors appointed Melanie Osterman to serve as CEO and president until the next regularly scheduled election of directors and officers.

Melanie has over 20 years of experience in the hospitality arena which included management and other positions at Pueblo's finest eating and drinking establishments, including; Whiskey Ridge Restaurant, Gaetano's Ristorante Italiano, The Winery, 2&9 Lounge, Nic's Gourmet Restaurant, and the Cavalcade Nightclub. She has five years experience as a marketing supervisor for Pueblo Bank & Trust and was in charge of business development for Security Title for ten years. In that time she has trained and managed over 50 employees. She was head of marketing and business development for the highly regulated banking and real-estate industries which has given her a unique insight into this controversial and compliance driven cannabis industry She has been a key player in gaining both State and National exposure in the media for Grasshopper Staffing, Inc. Melanie has been an integral part in adding professionalism and guidance to the management of the company.

Item 9.01  Financial Statements and Exhibits

Exhibits

No.	Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMICHI CREEK OUTFITTERS

Date: May 7, 2015
By: /s/ Melanie Osterman
Melanie Osterman
Chief Executive Officer